SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)    March 1, 2010

WINDTAMER CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

New York
(State or Other Jurisdiction of Incorporation)

000-53510	16-1610794
(Commission File Number)	(IRS Employer Identification No.)

156 Court Street Suite # 7 Geneseo, New York	14454
(Address of Principal Executive Offices)	(Zip Code)

(585) 243-4040
(Registrant’s Telephone Number, Including Area Code)

6053 Ely Avenue  Livonia, New York 14487
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

       (c)           On March 1, 2010, WindTamer Corporation (the “Company”) appointed Molly Hedges as Vice President of Finance and Controller, and as the Company’s Principal Accounting Officer, effective April 15, 2010.  Ms. Hedges, will report to the Company's President until April 15th, and thereafter will report to its Chief Executive Officer.

       In connection with this appointment, the Company entered into an Employment Agreement with Ms. Hedges dated March 1, 2010 (the “Employment Agreement.”), and a Stock Option Award Agreement dated March 1, 2010 (the "Stock Option Award Agreement").  A copy of the Employment Agreement is filed herewith as Exhibit 10.1, and is incorporated herein by reference.

       The Employment Agreement provides for an initial three year employment term, which term automatically renews for successive one year terms unless terminated by Ms. Hedges or the Company at least sixty days prior to the end of the term or any subsequent renewal term.  Ms. Hedges’ base compensation will be $140,000. Under the terms of the Employment Agreement and Stock Option Award Agreement, Ms. Hedges was also granted stock options to purchase 100,000 shares of the Company's common stock under the Company's 2008 Equity Incentive Plan, which shall vest 34,000 shares on the first anniversary of her start date, 33,000 on the second anniversary of her start date and 33,000 on the third anniversary of her start date, at an exercise price set at the last trading price of the Company's common stock on the OTCBB on March 1, 2010.  The award is conditional upon shareholder approval of an amendment to the Company’s 2008 Equity Incentive Plan at the 2010 Annual Meeting of Shareholders.

       Ms. Hedges is subject to a non-competition covenant during the term of her employment and for a period of one (1) year thereafter. Upon termination of Ms. Hedges' employment for any reason, she is entitled to receive all unpaid salary, earned bonuses, vacation and other accrued benefits through the date of termination. If Ms. Hedges' employment is terminated without “Good Cause,” as defined in the Employment Agreement, she is also entitled to severance payments in an amount equal to the annual salary at the rate in effect as of the date of termination for the remainder of the term but not less than two times her annual salary, and payment of health insurance premiums for herself and her family for twelve months immediately after termination.

       The above description is a summary only and is qualified in its entirety by reference to Exhibit 10.1 filed herewith.

       There is no arrangement or understanding between Ms. Hedges and any other person, pursuant to which Ms. Hedges is to be selected as an officer of the Company that would require disclosure under Item 401(b) of Regulation S-K. Additionally, there is no family relationship between Ms. Hedges and any other person that would require disclosure under Item 401(d) of Regulation S-K. Ms. Hedges is not a party to any transactions that would require disclosure under Item 404(a) of Regulation S-K.

       Ms. Hedges had been previously employed as Vice President of Finance and Controller and Director of Finance and Vice President - Supply Chain at Ultralife Corporation (formerly known as Ultralife Batteries Inc., "Ultralife").  Ms. Hedges joined Ultralife in 2000. Ms. Hedges has a B.S. in Accounting from Ithaca College.

       With the exception of the Employment Agreement, and the Stock Option Award Agreement described above, there is no material plan, contract or arrangement to which Ms. Hedges is a party, or in which she participates, nor has there been any material amendment to any plan, contract or arrangement, by virtue of her appointment.

Item 9.01

(d)           Exhibits

Exhibit Number	Description

10.1	Employment Agreement between WindTamer Corporation and Molly Hedges, dated as of March 1, 2010.

SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WINDTAMER CORPORATION

Date: March 2, 2010	By:	/s/ Gerald E. Brock
Name: Gerald E. Brock
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Employment Agreement between WindTamer Corporation and Molly Hedges, dated as of March 1, 2010.